EXHIBIT 99.1

La-Z-Boy Incorporated Reports Third Quarter Results

La-Z-Boy Reports Fiscal 2024 Third Quarter Results
•Consolidated delivered sales of $500 million
◦Up 5% versus our most recent pre-pandemic third quarter
◦Down 13% versus year ago period
•Results impacted by winter weather events in January
•Gross margin expansion on GAAP and Non-GAAP basis, across all segments
•GAAP diluted EPS of $0.66
◦Non-GAAP diluted EPS of $0.67
•Generated $48 million in operating cash flow for the quarter; $105 million year to date
•Acquired six independent La-Z-Boy Furniture Galleries® stores
◦Additional two-store acquisition planned for fourth quarter

MONROE, Mich., February 20, 2024 -- La-Z-Boy Incorporated (NYSE: LZB), a global leader in the manufacture and retail of residential furniture, today reported third quarter results for the period ended January 27, 2024. For the quarter, sales totaled $500 million, a decrease of 13% against a year ago period that benefited from delivery of pandemic related backlog and 5% above the pre-pandemic third quarter of fiscal 2020. Results were impacted by winter weather events in January, which caused temporary shutdowns of our U.S. manufacturing facilities, delivery delays, and reduced store traffic throughout much of the central U.S. Operating margin was 6.5% in the quarter on a GAAP basis and 6.6% on a Non-GAAP basis. Diluted earnings per share totaled $0.66 on a GAAP basis and $0.67 on a Non-GAAP basis.

Written same-store sales for the entire La-Z-Boy Furniture Galleries® network decreased 6% versus the year ago period, with company-owned written same-store sales down 8% in a challenged consumer environment and due in part to winter weather events. Written same-store sales were positive across the entire network and for company-owned stores in November and December, but were significantly challenged in January, impacted by softening traffic, a strong base period, and weather.

Melinda D. Whittington, President and Chief Executive Officer of La-Z-Boy Incorporated, said, “We remain optimistic about the mid-to-long-term growth potential for our industry, given structural housing shortages and the expectation of improvements in interest rates and housing affordability, and our ability to disproportionately grow with the consumer. In the near term, despite the furniture and home furnishings industry being in a sustained slowdown, our La-Z-Boy Furniture Galleries® network is executing well. Results in January, the third month of our quarter, were negatively impacted by winter weather events, which caused reduced store traffic throughout much of the central U.S. and delivery and production delays at our U.S.-based assembly facilities, the source of the majority of our customized upholstery finished product. After January’s weather disruptions, production and deliveries are now back to normal as we focus on servicing our customers and consumers with the high quality, comfortable products they expect from us.”

Whittington added, “We continue to make progress on our Century Vision strategy, as we completed the acquisition of a six-store network in the Midwest, bringing the company-owned store network to 184 of the 353 total store network. Furthermore, we recently signed an agreement to acquire an additional two stores from an independent La-Z-Boy Furniture Galleries® dealer in the South. Our company-owned store base now represents 52% of our total network, compared to 32% a decade ago. While the market remains challenging and volatile, we are confident in our ability to leverage our strong financial position to outperform the market over the longer term. This includes expanding our La-Z-Boy brand reach with data-based consumer insights driving our marketing and product design, investing in our growing company-owned Retail store base, and increasing the agility of our supply chain. With our customized product primarily manufactured in the U.S., our vertically integrated model serves as a key differentiator in the industry.”

Fourth Quarter Outlook:
Bob Lucian, Chief Financial Officer of La-Z-Boy Incorporated, said, “Our third quarter results were largely on track with our sales guidance and Non-GAAP operating margin(2) expectations excluding unexpected weather events in January. While production and deliveries have returned to normal at the start of our fourth quarter, we are planning prudently for the near term, while investing and building for the long term. For the fourth quarter of fiscal 2024, we expect delivered sales to be in the range of $505-535 million and Non-GAAP operating margin(1) to be in the range of 7-8%.”

Key Results:

(Unaudited, amounts in thousands, except per share data)	Quarter Ended
	1/27/2024	1/28/2023	Change
Sales	$500,406	$572,723	(13)%

GAAP operating income	32,561	42,840	(24)%
Non-GAAP operating income	33,022	53,178	(38)%

GAAP operating margin	6.5%	7.5%	(100) bps
Non-GAAP operating margin	6.6%	9.3%	(270) bps

GAAP net income attributable to La-Z-Boy Incorporated	28,640	31,726	(10)%
Non-GAAP net income attributable to La-Z-Boy Incorporated	29,008	39,234	(26)%

Diluted weighted average common shares	43,195	43,137

GAAP diluted earnings per share	$0.66	$0.74	(11)%
Non-GAAP diluted earnings per share	$0.67	$0.91	(26)%

Liquidity Measures:

	Nine Months Ended			Nine Months Ended
(Unaudited, amounts in thousands)	1/27/2024	1/28/2023	(Unaudited, amounts in thousands)	1/27/2024	1/28/2023
Free Cash Flow			Cash Returns to Shareholders
Operating cash flow	$105,354	$127,052	Share repurchases	$40,022	$5,004
Capital expenditures	(38,034)	(57,439)	Dividends	24,177	22,027
Free cash flow	$67,320	$69,613	Cash returns to shareholders	$64,199	$27,031

(Unaudited, amounts in thousands)	1/27/2024	1/28/2023
Cash and cash equivalents	$329,324	$280,763
Restricted cash	3,855	3,282
Total cash, cash equivalents and restricted cash	$333,179	$284,045

FY24 Q3 Results versus FY23 Q3:
•Consolidated sales in the third quarter of fiscal 2024 decreased 13% to $500 million, primarily reflecting lower delivered unit volume versus last year’s third quarter results that included delivery of backlog but increased 5% versus the most recent pre-pandemic third quarter in fiscal year 2020. Combined with a challenging consumer environment, volume was also negatively impacted by winter weather events in January, which caused temporary shutdowns of our U.S. manufacturing facilities, delivery delays, and reduced store traffic throughout much of the central U.S.
•Consolidated GAAP operating margin was 6.5% versus 7.5%
–Consolidated Non-GAAP(2) operating margin decreased 270 basis points to 6.6% versus 9.3%, driven by improved gross margin from lower input costs (improved sourcing and reduced commodity prices) more than offset by fixed cost deleverage on lower delivered sales
•GAAP diluted EPS decreased to $0.66 from $0.74 and Non-GAAP(2) diluted EPS decreased to $0.67 from $0.91

Retail Segment:
•Sales:
–Written sales for the Retail segment (company-owned La-Z-Boy Furniture Galleries® stores) decreased 2% with lower same-store sales partially offset by acquired and new stores
▪Written same-store sales decreased 8%, due in part to winter weather events in January, which negatively impacted retail store traffic across much of the central U.S., combined with an overall challenging consumer environment, partially offset by strong execution that drove higher ticket and conversion rates
–Delivered sales for the Retail segment decreased 18% to $205 million versus last year's results that included delivery of backlog but increased 22% versus the most recent pre-pandemic third quarter in fiscal year 2020. Additionally, sales were negatively impacted by winter weather events in January which caused delivery delays and reduced store traffic throughout much of the central U.S.

•Operating Margin:
–GAAP operating margin and GAAP operating income was 10.9% and $22 million, versus 17.6% and $44 million, respectively
▪Non-GAAP(2) operating margin and Non-GAAP(2) operating income were 10.9% and $22 million, down 670 basis points and 50%, respectively, driven by improved gross margin from prior period pricing actions and favorable shift in product mix, more than offset by fixed cost deleverage on lower delivered sales

Wholesale Segment:
•Sales:
–Sales decreased 13% to $356 million due to a decline in delivered volume versus the year ago period, which benefited from pandemic backlog production and deliveries. Additionally, volume was negatively impacted by winter weather events in January, which caused temporary shutdowns of our U.S. manufacturing facilities
•Operating Margin:
–GAAP operating margin increased to 6.4% versus 4.2%
▪Non-GAAP(2) operating margin decreased to 6.4%, down 20 basis points; gross margin improvement from lower input costs (improved sourcing and reduced commodity prices), was more than offset by fixed cost deleverage and increased marketing investments

Corporate & Other:
•Joybird written sales decreased 14% reflecting challenging E-commerce trends across the industry, and delivered sales increased 18% to $34 million, reflecting improvement from a challenged base period. Joybird made meaningful progress on improving profitability in the quarter with improved product mix and return on advertising spending

Balance Sheet and Cash Flow, Third Quarter Fiscal 2024:
•Ended the third quarter with $333 million in cash(3) and no external debt
•Generated $48 million in cash from operating activities
–Year to date, cash flow from operations was $105 million, down 17% from last year's comparable period, which benefited from pandemic backlog
•Invested $12 million in capital expenditures, primarily related to La-Z-Boy Furniture Galleries® (new stores and remodels), and projects at our manufacturing and distribution facilities
•Returned $29 million to shareholders, including $20 million in share repurchases and $9 million in dividends
–Year to date, we have returned $64 million to shareholders

Dividend:
On February 20, 2024, the Board of Directors declared a quarterly cash dividend of $0.20 per share on the common stock of the company. The dividend will be paid on March 15, 2024, to shareholders of record on March 5, 2024.

Conference Call:
La-Z-Boy will hold a conference call with the investment community on Wednesday, February 21, 2024, at 8:30 a.m. ET. The toll-free dial-in number is (888) 506-0062; international callers may use (973) 528-0011. Enter Participant Access Code 355765.

The call will be webcast live, with corresponding slides, and archived on the internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at (877) 481-4010 and to international callers at (919) 882-2331. Enter Replay Passcode: 49895. The webcast replay will be available for one year.

Investor Relations Contact:
Mark Becks, CFA, (734) 457-9538
mark.becks@la-z-boy.com

About La-Z-Boy:
La-Z-Boy Incorporated is a global leader in the manufacture and retail of residential furniture, marketing furniture for every room of the home. The Wholesale segment includes La-Z-Boy, England, American Drew®, Hammary®, Kincaid® and the company's international wholesale and manufacturing businesses. The company-owned Retail segment includes 184 of the 353 La-Z-Boy Furniture Galleries® stores. The Corporate and Other segment includes Joybird, an e-commerce retailer and manufacturer of upholstered furniture that also has 12 stores in the U.S.
The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 353 stand-alone La-Z-Boy Furniture Galleries® stores and over 500 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at https://www.la-z-boy.com/.

Notes:
(1)This reference to Non-GAAP operating margin for a future period is a Non-GAAP financial measure. We have not provided a reconciliation of Non-GAAP operating margin for future periods in this press release because such reconciliation cannot be provided without unreasonable efforts.

(2)Non-GAAP amounts for the third quarter of fiscal 2024 exclude:
•a charge of $0.2 million pre-tax, or less than $0.01, per diluted share, related to our supply chain optimization actions
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.3 million pre-tax, or $0.01 per diluted share, all included in operating income

Non-GAAP amounts for the third quarter of fiscal 2023 exclude:
•a $10.1 million pre-tax, or $0.17 per diluted share, charge related to the closure of the Torreón, MX facility, primarily reflecting the impairment of various assets
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.3 million pre-tax, or less than $0.01 per diluted share, with $0.3 million included in operating income and a de minimis amount included in interest expense

Please refer to the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures: Segment Information” for detailed information on calculating the Non-GAAP financial measures used in this press release and a reconciliation to the most directly comparable GAAP measure.

(3)Cash includes cash, cash equivalents and restricted cash.

Cautionary Note Regarding Forward-Looking Statements:
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2023 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Non-GAAP Financial Measures:
In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP operating income (on a consolidated basis and by segment), Non-GAAP operating margin (on a consolidated basis and by segment), and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share, Non-GAAP diluted earnings per share (and components thereof, including Non-GAAP income before income taxes and Non-GAAP net income attributable to La-Z-Boy Incorporated), each of which may exclude, as applicable, business realignment charges, supply chain optimization charges, and purchase accounting charges. The business realignment charges include severance costs, asset impairment costs, and costs to relocate equipment and inventory related to organizational changes we undertook as a result of our response to COVID-19, including a reduction in the company’s work force, temporary closure of certain manufacturing facilities and subsequent gains resulting from the sale of related assets. The supply chain optimization charges include asset impairment costs, accelerated depreciation expense, lease termination gains, severance costs, and employee relocation costs resulting from the closure, consolidation, and centralization of various global supply chain operations and includes the closure of our Torreón manufacturing facility (previously disclosed as Mexico optimization). The purchase accounting charges include the amortization of intangible assets, fair value adjustments of future cash payments recorded as interest expense, and adjustments to the fair value of a contingent consideration liability. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain Non-GAAP financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, business realignment charges and supply chain optimization charges are dependent on the timing, size, number and nature of the operations being closed, consolidated or centralized, and the charges may not be incurred on a predictable cycle. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented.
# # #

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands, except per share data)	1/27/2024	1/28/2023	1/27/2024	1/28/2023
Sales	$500,406	$572,723	$1,493,492	$1,788,146
Cost of sales	287,152	337,142	851,905	1,072,051
Gross profit	213,254	235,581	641,587	716,095
Selling, general and administrative expense	180,693	192,741	540,888	558,729
Operating income	32,561	42,840	100,699	157,366
Interest expense	(106)	(136)	(329)	(414)
Interest income	4,124	2,012	11,222	3,624
Other income (expense), net	(639)	(1,062)	21	(834)
Income before income taxes	35,940	43,654	111,613	159,742
Income tax expense	7,256	12,077	27,309	42,446
Net income	28,684	31,577	84,304	117,296
Net (income) loss attributable to noncontrolling interests	(44)	149	(986)	(1,005)
Net income attributable to La-Z-Boy Incorporated	$28,640	$31,726	$83,318	$116,291

Basic weighted average common shares	42,767	43,137	43,005	43,111
Basic net income attributable to La-Z-Boy Incorporated per share	$0.67	$0.74	$1.94	$2.70

Diluted weighted average common shares	43,195	43,137	43,344	43,111
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.66	$0.74	$1.92	$2.70

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	1/27/2024	4/29/2023
Current assets
Cash and equivalents	$329,324	$343,374
Restricted cash	3,855	3,304
Receivables, net of allowance of $4,399 at 1/27/2024 and $4,776 at 4/29/2023	119,383	125,536
Inventories, net	276,833	276,257
Other current assets	120,996	106,129
Total current assets	850,391	854,600
Property, plant and equipment, net	284,407	278,578
Goodwill	209,526	205,008
Other intangible assets, net	45,633	39,375
Deferred income taxes – long-term	8,716	8,918
Right of use lease assets	460,403	416,269
Other long-term assets, net	59,216	63,515
Total assets	$1,918,292	$1,866,263

Current liabilities
Accounts payable	$86,819	$107,460
Lease liabilities, short-term	77,601	77,751
Accrued expenses and other current liabilities	275,522	290,650
Total current liabilities	439,942	475,861
Lease liabilities, long-term	418,149	368,163
Other long-term liabilities	72,315	70,142
Shareholders' equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1.00 par value – 150,000 authorized; 42,613 outstanding at 1/27/2024 and 43,318 outstanding at 4/29/2023	42,613	43,318
Capital in excess of par value	365,111	358,891
Retained earnings	575,376	545,155
Accumulated other comprehensive loss	(4,880)	(5,528)
Total La-Z-Boy Incorporated shareholders' equity	978,220	941,836
Noncontrolling interests	9,666	10,261
Total equity	987,886	952,097
Total liabilities and equity	$1,918,292	$1,866,263

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended
(Unaudited, amounts in thousands)	1/27/2024	1/28/2023
Cash flows from operating activities
Net income	$84,304	$117,296
Adjustments to reconcile net income to cash provided by operating activities
(Gain)/loss on disposal and impairment of assets	(15)	6,161
(Gain)/loss on sale of investments	(1,169)	155
Provision for doubtful accounts	(267)	945
Depreciation and amortization	36,493	29,357
Amortization of right-of-use lease assets	56,660	57,548
Lease impairment/(settlement)	(1,175)	1,347
Equity-based compensation expense	11,048	8,456
Change in deferred taxes	1,911	(2,629)
Change in receivables	4,277	42,474
Change in inventories	5,968	4,560
Change in other assets	(6,314)	16,478
Change in payables	(15,420)	(10,624)
Change in lease liabilities	(57,385)	(58,651)
Change in other liabilities	(13,562)	(85,821)
Net cash provided by operating activities	105,354	127,052

Cash flows from investing activities
Proceeds from disposals of assets	4,836	121
Capital expenditures	(38,034)	(57,439)
Purchases of investments	(17,869)	(6,970)
Proceeds from sales of investments	23,337	18,178
Acquisitions	(26,299)	(11,855)
Net cash used for investing activities	(54,029)	(57,965)

Cash flows from financing activities
Payments on debt and finance lease liabilities	(346)	(92)
Holdback payments for acquisitions	(5,000)	(5,000)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	6,241	(1,771)
Repurchases of common stock	(40,022)	(5,004)
Dividends paid to shareholders	(24,177)	(22,027)
Dividends paid to minority interest joint venture partners (1)	(1,172)	—
Net cash used for financing activities	(64,476)	(33,894)

Effect of exchange rate changes on cash and equivalents	(348)	(4)
Change in cash, cash equivalents and restricted cash	(13,499)	35,189
Cash, cash equivalents and restricted cash at beginning of period	346,678	248,856
Cash, cash equivalents and restricted cash at end of period	$333,179	$284,045

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$3,008	$2,828
(1)Includes dividends paid to joint venture minority partners resulting from the repatriation of dividends from our foreign earnings that we no longer consider permanently reinvested.

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	1/27/2024	1/28/2023	1/27/2024	1/28/2023
Sales
Wholesale segment:
Sales to external customers	$260,542	$291,170	$760,531	$934,511
Intersegment sales	95,833	116,433	294,286	361,141
Wholesale segment sales	356,375	407,603	1,054,817	1,295,652

Retail segment sales	204,696	251,157	627,248	739,330

Corporate and Other:
Sales to external customers	35,168	30,396	105,713	114,305
Intersegment sales	2,964	3,114	8,712	11,572
Corporate and Other sales	38,132	33,510	114,425	125,877

Eliminations	(98,797)	(119,547)	(302,998)	(372,713)
Consolidated sales	$500,406	$572,723	$1,493,492	$1,788,146

Operating Income (Loss)
Wholesale segment	$22,711	$16,940	$67,664	$81,558
Retail segment	22,313	44,203	79,512	123,855
Corporate and Other	(12,463)	(18,303)	(46,477)	(48,047)
Consolidated operating income	$32,561	$42,840	$100,699	$157,366

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Quarter Ended		Nine Months Ended
(Amounts in thousands, except per share data)	1/27/2024	1/28/2023	1/27/2024	1/28/2023
GAAP gross profit	$213,254	$235,581	$641,587	$716,095
Purchase accounting charges (1)	—	—	—	132
Business realignment charges (2)	—	—	—	609
Supply chain optimization charges (3)	205	880	3,966	880
Non-GAAP gross profit	$213,459	$236,461	$645,553	$717,716

GAAP SG&A	$180,693	$192,741	$540,888	$558,729
Purchase accounting (charges)/gain (4)	(254)	(252)	(762)	46
Supply chain optimization charges (5)	(2)	(9,206)	(1,857)	(9,206)
Non-GAAP SG&A	$180,437	$183,283	$538,269	$549,569

GAAP operating income	$32,561	$42,840	$100,699	$157,366
Purchase accounting charges	254	252	762	86
Business realignment charges	—	—	—	609
Supply chain optimization charges	207	10,086	5,823	10,086
Non-GAAP operating income	$33,022	$53,178	$107,284	$168,147

GAAP income before income taxes	$35,940	$43,654	$111,613	$159,742
Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	254	299	810	271
Business realignment charges	—	—	—	609
Supply chain optimization charges	207	10,086	5,823	10,086
Non-GAAP income before income taxes	$36,401	$54,039	$118,246	$170,708

GAAP net income attributable to La-Z-Boy Incorporated	$28,640	$31,726	$83,318	$116,291
Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	254	299	810	271
Tax effect of purchase accounting	(51)	(83)	(198)	(286)
Business realignment charges	—	—	—	609
Tax effect of business realignment	—	—	—	(163)
Supply chain optimization charges	207	10,086	5,823	10,086
Tax effect of supply chain optimization	(42)	(2,794)	(1,427)	(2,693)
Non-GAAP net income attributable to La-Z-Boy Incorporated	$29,008	$39,234	$88,326	$124,115

GAAP net income attributable to La-Z-Boy Incorporated per diluted share ("Diluted EPS")	$0.66	$0.74	$1.92	$2.70
Purchase accounting charges, net of tax, per share	0.01	—	0.02	—
Business realignment charges, net of tax, per share	—	—	—	0.01
Supply chain optimization charges, net of tax, per share	—	0.17	0.10	0.17
Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share ("Diluted EPS")	$0.67	$0.91	$2.04	$2.88

(1)Includes incremental expense upon the sale of inventory acquired at fair value.
(2)Includes severance charges related to the closure of our Newton, Mississippi manufacturing facility.
(3)Fiscal 2024 includes severance charges related to shifting upholstery production from our Ramos, Mexico operations to other upholstery plants and relocating our cut and sew operations back to Ramos, Mexico, resulting in the permanent closure of our leased cut and sew facility in Parras, Mexico. Fiscal 2023 primarily includes severance charges related to the closure our manufacturing facility in Torreón, Mexico.
(4)Includes amortization of intangible assets. The first nine months of fiscal 2023 also includes an $0.8 million adjustment to the fair value of a contingent consideration liability.
(5)The first nine months of fiscal 2024 includes $3.0 million of accelerated depreciation of fixed assets related to shifting upholstery production from our Ramos, Mexico operations to other upholstery plants and relocating our cut and sew operations back to Ramos, Mexico, resulting in the permanent closure of our leased cut and sew facility in Parras, Mexico. The first nine months of fiscal 2024 also includes a $1.2 million gain related to the settlement of the Torreón, Mexico lease obligation on previously impaired assets. Fiscal 2023 includes impairment charges of various assets, primarily long-lived assets, related to the closure of our manufacturing facility in Torreón, Mexico.

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended				Nine Months Ended
(Amounts in thousands)	1/27/2024	% of sales	1/28/2023	% of sales	1/27/2024	% of sales	1/28/2023	% of sales
GAAP operating income (loss)
Wholesale segment	$22,711	6.4%	$16,940	4.2%	$67,664	6.4%	$81,558	6.3%
Retail segment	22,313	10.9%	44,203	17.6%	79,512	12.7%	123,855	16.8%
Corporate and Other	(12,463)	N/M	(18,303)	N/M	(46,477)	N/M	(48,047)	N/M
Consolidated GAAP operating income	$32,561	6.5%	$42,840	7.5%	$100,699	6.7%	$157,366	8.8%

Non-GAAP items affecting operating income
Wholesale segment	$262		$10,138		$5,987		$10,850
Retail segment	—		—		—		132
Corporate and Other	199		200		598		(201)
Consolidated Non-GAAP items affecting operating income	$461		$10,338		$6,585		$10,781

Non-GAAP operating income (loss)
Wholesale segment	$22,973	6.4%	$27,078	6.6%	$73,651	7.0%	$92,408	7.1%
Retail segment	22,313	10.9%	44,203	17.6%	79,512	12.7%	123,987	16.8%
Corporate and Other	(12,264)	N/M	(18,103)	N/M	(45,879)	N/M	(48,248)	N/M
Consolidated Non-GAAP operating income	$33,022	6.6%	$53,178	9.3%	$107,284	7.2%	$168,147	9.4%

N/M - Not Meaningful